Exhibit 10.1

Amendment to
OTC Equity Prepaid Forward Transaction

This amendment is to the OTC Equity Prepaid Forward Transaction executed as of July 13, 2023 by and between Freedom Acquisition I Corp, a Cayman Island exempted company (“FACT”), Complete Solaria, Inc., a Delaware Corporation (“Target”) (with FACT and Target collectively the “Company”) and [__________] (the “Seller”) (the “EPFT Contract”) Capitalized terms used but not defined herein shall have the meaning given to them in the EPFT Contract.

Whereas, the Company and the Seller would like to amend the EPFT Contract;

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledge, the Company and the Seller hereby agree to amend the following provisions of the EPFT Contract. All other terms and conditions in the EPFT shall remain unchanged and continue in full force and effect.

The Reset Price provision shall be amended to read as follows:

“Reset Price:	The Reset Price will initially be the Initial Price. The Reset Price will be subject to rest on a monthly basis (each a “Reset Date”), with the first such Reset Date occurring 180 days after the Closing Date, to be the lowest of (a) the then-current Reset Price, (b) the Initial Price and (c) the 30-day VWAP Price of the Shares immediately preceding such Reset Date; provided that the Reset Price will also be reduced upon a Dilutive Offering Reset immediately upon the occurrence of such Dilutive Offering; provided further that except upon the occurrence of a Diluted Offering the Reset Price will not be below $3.00 per Share.”

The Dilutive Offering Reset provision shall be amended to read as follows:

“Dilutive Offering Reset:	To the extent the Counterparty closes any agreement to sell or grants any right to reprice, or otherwise disposes of or issues (or announce any offer, sale, grant or any option to purchase or other disposition) any Shares or any securities of the Counterparty or any of its respective subsidiaries (but for the avoidance of doubt, excluding any secondary transfers), which would entitle the holder thereof to acquire or sell on behalf of the Counterparty at any time Shares or other securities, including, without limitation, any debt, preferred stock, preference shares, rights, options, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Shares or other securities, at an effective price per share less than the then existing Reset Price (a “Dilutive Offering”), then the Reset Price shall be modified to equal such reduced price as of such date; provided that, without limiting the foregoing, a Dilutive Offering Reset (for the avoidance of doubt) (i) shall include any Equity Line of Credit or other similar financing, (ii) shall not include the grant, issuance or exercise of employee stock options or other equity awards under the counterparty or Pubco’s equity compensation plans or Shares underlying warrants now outstanding or issued in connection with the Business Combination, (iii) shall not include any securities issued at a price no less than $9.20 per share in connection with and prior to or concurrently with the consummation of the Business Combination, including securities to be issued pursuant to the PIPE Subscription Agreements, (iv) shall not include Shares issued in connection with the Business Combination pursuant to the BCA, (v) shall not include any Shares or other securities convertible or exercisable for Shares issued pursuant to any other acquisition, merger or similar transaction by the Counterparty or Pubco if the Shares or other securities issued in the transaction are restricted from transfer pursuant to a market standard lock-up agreement for a period of one year from the date of issuance and (vi) shall not include equity securities sold to existing investors (“Insiders”) in one or a series of investments in an amount up to an aggregate of $10 million; provided, the Insiders pay a price per share for their initial investment equal to the closing price per share as quoted on Nasdaq on the day of purchase; provided, further, that any subsequent investments are made at a price per share equal to the greater of (a) the closing price per share as quoted by Nasdaq on the day of the purchase or (b) the amount paid in connection with the initial investment.”

In witness whereof, the undersigned have hereunto executed and delivered this Amendment as of December [_], 2023.

Company

Seller

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